UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) December 20, 1996
                                                          -----------------

                          BEACON PROPERTIES CORPORATION
             (Exact name of registrant as specified in its charter)


     Maryland                          1-12926                 04-3224258
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


               50 Rowes Wharf
           Boston, Massachusetts                                       02110
    (Address of principal executive offices)                        (Zip Code)


Registrants telephone number including area code:                 (617)330-1400



                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 2.                Acquisition or Disposition of Assets

Shoreline Technology Park and Lake Marriott Business Park

On December 20, 1996, Beacon Properties Corporation (the "Company") acquired two Silicon Valley office parks (the "Shoreline Technology Park" and "Lake Marriott Business Park") for $183.0 million from Teachers Insurance and Annuity Association ("TIAA"). The acquisition was funded with a $153.0 million draw on the Company's $300 million Credit Facility for which BankBoston Corporation serves as agent and $30.0 million of cash reserves. The Company and its affiliates are not related to any of the parties to this transaction.

Shoreline Technology Park, built in 1985 and 1988, consists of a 727,000 square foot, 12-building property in Mountain View, California and Lake Marriott Business Park, built in 1981, consists of a 400,000 square foot, seven-building property in Santa Clara, California. The occupancy rates of these properties are currently 100 percent and 99 percent, respectively. Shoreline Technology Park is the headquarters of Silicon Graphics, Inc., which is the sole tenant of the property; major tenants in the Lake Marriott Business Park include Silicon Valley Bank and Hitachi, Ltd.

President's Plaza

On December 27, 1996, the Company acquired President's Plaza for $77.0 million from Metropolitan Life Insurance Co., New York. The acquisition was funded with $38.0 million of cash reserves and the issuance of approximately $39.0 million of units of limited partnership interest ("Units") in Beacon Properties, L.P. (the "Operating Partnership"). The Company and its affiliates are not related to any of the parties to this transaction.

President's Plaza, built in 1980 and 1982, consists of a 791,000 square foot, four-tower office property located near O'Hare International Airport in Chicago, Illinois. The property, 8600 and 8700 West Bryn Mawr Avenue, consists of two sets of 10- and 12-story towers and is 91 percent leased. Major tenants in the property include Cotter & Co., Wilson Sporting Goods and the Gas Research Institute.

The Company based its determination of the price to be paid on these acquisitions on the expected cash flow, physical condition, location, competitive advantages, existing tenancy and opportunities to retain and attract additional tenants. The Company did not obtain an independent appraisal on these acquisitions.



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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Properties Acquired

           The Company has determined that it is impracticable to file audited financial statements of the Shoreline Technology Park for the year ended December 31, 1995 as prescribed by Rule 3-14 of Regulation S-X. Such statement will be filed by amendment as soon as practicable, but in no event not later than March 7, 1997.

           The Company has determined that it is impracticable to file audited financial statements of the Lake Marriott Business Park for the year ended December 31, 1995 as prescribed by Rule 3-14 of Regulation S-X. Such statement will be filed by amendment as soon as practicable, but in no event not later than March 7, 1997.

           The Company has determined that it is impracticable to file audited financial statements of the President's Plaza for the year ended December 31, 1995 as prescribed by Rule 3-14 of Regulation S-X. Such statement will be filed by amendment as soon as practicable, but in no event not later than March 14, 1997.

(b)        Pro Forma Financial Information

           The Company has determined that it is impracticable to file pro forma financial statements for the Company by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event not later than March 7, 1997.

(c)        Exhibits

           10.1 Contract of Sale between WRC Properties Inc. and Beacon Properties, L.P., dated as of December 19, 1996.

           10.2 Sale and Contribution Agreement between Metropolitan Life Insurance Company and Beacon Properties, L.P. , dated as of November 20, 1996, including Exhibit T to Sale and Contribution Agreement.




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

                          BEACON PROPERTIES CORPORATION

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   BEACON PROPERTIES CORPORATION




                                                   /s/  Robert J. Perriello
                                                   ------------------------
                                                   Robert J. Perriello,
                                                   Senior Vice President,
                                                   and Chief Financial Officer


Date:  January 6, 1997



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